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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2005

SIRVA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31902 (Commission File Number)	52-2070058 (IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant's telephone number, including area code): (630) 570-3000

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

        At a meeting of the Board of Directors (the "Board") of SIRVA, Inc. ("SIRVA") held on December 15, 2005, the Board amended and restated the SIRVA, Inc. Directors Compensation Policy (the "Policy"), established under the SIRVA, Inc. Omnibus Stock Incentive Plan (the "Plan"). The Policy is effective as of January 1, 2006. Under the Policy, eligible directors, as defined in the Policy, will receive, for each full calendar year of participation of the Board (i) base compensation, as defined in the Policy, of $100,000 per year, payable quarterly in arrears 40% in cash and 60% in shares of deferred stock, as defined in the Plan; and (ii) additional compensation, as defined in the Policy, of: (a) $250,000 per year, payable quarterly in arrears, if the eligible director is also the vice chairman and lead independent director; (b) $15,000 per year, payable annually in arrears, if the eligible director is also the chairperson of the Board's audit committee; (c) $10,000 per year, payable annually in arrears, if the eligible director is also the chairperson of the Board's nominating and governance committee or compensation committee or any other committee established by the Board if the Board's nominating and governance committee recommends and the Board approves such fee; and (d) at meetings for which minutes are prepared and submitted for inclusion into SIRVA's minute book, (1) $1,500 per meeting of the Board, audit, compensation committee or nominating and governance committee or any other committee established by the Board if the Board's nominating and governance committee recommends and the Board approves such fee for participation in person and (2) $750 per meeting of the Board, audit, compensation committee or nominating and governance committee or any other committee established by the Board if the Board's nominating and governance committee recommends and the Board approves such fee for participation by telephone, each payable quarterly in arrears.

        Any additional compensation under the Policy is payable in cash, provided that any such additional compensation payable for service as a Board committee chairperson is payable in cash unless the eligible director elects to receive all or a portion of such fees in deferred stock, which will be subject to the terms and conditions of the Policy and the Plan.

        In the event an eligible director's service as a director of SIRVA is terminated for cause, as defined in the Plan, all deferred stock credited to such director will terminate and be cancelled immediately upon termination of service.

        The Policy is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On December 15, 2005, Lawrence A. Writt was removed as President, Network Services of SIRVA. Mr. Writt will continue to be employed by SIRVA, but will no longer be an officer of the company.

        On December 21, 2005, Irving B. Yoskowitz resigned from the Board.

Item 8.01    Other Events.

        On December 8, 2005, SIRVA completed the sale (the "Sale") of the Australian and New Zealand operations of Pickfords Records Management, effective as of November 30, 2005, resulting in proceeds of approximately $86.0 million. SIRVA intends to use the proceeds of the Sale, net of taxes and related expenses, to repay certain of its outstanding indebtedness. A copy of SIRVA's press release, dated December 21, 2005, which announced the completion of the Sale, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

        On December 13, 2005, SIRVA, through SIRVA Relocation Credit, LLC, its wholly-owned, special purpose subsidiary ("SRC"), and its subsidiaries SIRVA Relocation LLC and Executive Relocation Corporation, entered into a sixth amendment, dated as of December 9, 2005 (the "Sixth Amendment"), to the Amended and Restated Receivables Sale Agreement dated as of December 23, 2004, with General Electric Capital Corporation, The CIT Group/Business Credit, Inc. and LaSalle Bank National

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Association ("LaSalle"), as Purchasers, and LaSalle as Agent. A copy of the Sixth Amendment is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a)
Financial Statements of Business Acquired.

        Not applicable.

(b)
Pro Forma Financial Information.

        Not applicable.

(c)
Exhibits

10.1	SIRVA, Inc. Directors Compensation Policy, amended and restated as of January 1, 2006
10.2	Sixth Amendment to Amended and Restated Receivables Sale Agreement, dated as of December 13, 2005, among SIRVA Relocation Credit, LLC, as seller, SIRVA Relocation LLC and Executive Relocation Corporation, as servicers and originators, General Electric Capital Corporation, The CIT Group/Business Credit, Inc. and LaSalle Bank National Association ("LaSalle"), as purchasers, and LaSalle as agent.
99.1	Press release, dated December 21, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.
Date: December 21, 2005
	By:	/s/ RALPH A. FORD
	Name:	Ralph A. Ford
	Title:	Senior Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit	Description
10.1	SIRVA, Inc. Directors Compensation Policy, amended and restated as of January 1, 2006
10.2
Sixth Amendment to Amended and Restated Receivables Sale Agreement, dated as of December 13, 2005, among SIRVA Relocation Credit, LLC, as seller, SIRVA Relocation LLC and Executive Relocation Corporation, as servicers and originators, General Electric Capital Corporation, The CIT Group/Business Credit, Inc. and LaSalle Bank National Association ("LaSalle"), as purchasers, and LaSalle as agent.
99.1	Press release, dated December 21, 2005.

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SIGNATURES
Exhibit Index